Exhibit 10.1

REVOLVING PROMISSORY NOTE

$25,000,000	December 2, 2013

1.                                      FOR VALUE RECEIVED, NEW AMEREN ENERGY RESOURCES, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of DYNEGY INC., a Delaware corporation (“Lender”), the principal amount of $25,000,000 or such lesser amount as shall equal the aggregate unpaid principal amount of all loans (“Loans”) made under this revolving promissory note (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this “Note”).  The Borrower also promises to pay interest on the principal amount of Loans outstanding hereunder from the date each Loan is made to the date each Loan is paid in full at the rates and at the times hereinafter set forth.  The principal indebtedness evidenced by this Note shall be payable as provided herein and in any event on December 2, 2015 unless extended in the Lender’s sole discretion (the “Maturity Date”).  Terms not defined herein have the meanings assigned to them in Exhibit A hereto.

2.                                      Borrowings.  Requests for Loans shall be made in the form of Exhibit B or by delivery of a notice containing substantially the same information.

3.                                      Interest.  Prior to the Maturity Date, Loans shall bear interest at a rate per annum equal to seven and three-quarters percent (7.75%).  Interest shall be calculated on the basis of a year of 360 days and actual days elapsed.

The Borrower promises to pay accrued interest in arrears on the last Business Day of each calendar quarter and on the Maturity Date.  If the time for any payment is extended by operation of law or otherwise, interest shall continue to accrue for such extended period.

After the date any principal amount of any Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary obligation hereunder shall have become due and payable (in each case without regard to any applicable grace periods), the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate of nine and three-quarters percent (9.75%) per annum.  In no case shall interest hereunder exceed the amount that the Lender may charge or collect under applicable law.

4.                                      Prepayments.  The Borrower may voluntarily at any time prepay any Loan in full or in part without premium or penalty upon notice given to the Lender by making such prepayment by the time set forth below for payments, together with accrued interest thereon to the date of prepayment.

5.                                      Repayment.  The Borrower promises to pay all Loans then outstanding on the Maturity Date.  The Borrower shall make all payments required hereunder not later than 11:00 a.m. on the date of payment in same day funds in Dollars at the office of the Lender from time to time designated in writing by the Lender.  All payments by the Borrower to the Lender hereunder shall be made to the Lender in full without set-off or counterclaim and free and clear of and exempt from, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof.  The Borrower shall reimburse the Lender for any taxes imposed on or withheld from such payments

(other than taxes imposed on the Lender’s income, and franchise taxes imposed on the Lender, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof).

6.                                      Conditions Precedent to Loans.  The obligation of the Lender to make Loans hereunder is subject to the following conditions precedent:

(a)                                 The obligation of the Lender to make its initial Loan hereunder is subject to the Lender receiving all of the following, each in form and substance satisfactory to the Lender and its legal counsel:

(i)                                     executed original of this Note;

(ii)                                  a copy of a resolution or resolutions passed by the Sole Member of the Borrower, certified by the secretary or an assistant secretary of the Borrower as being in full force and effect on the date hereof, authorizing this Note and the borrowings provided for herein;

(iii)                               a certificate, signed by the secretary or an assistant secretary of the Borrower dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Note on behalf of the Borrower; and

(iv)                              such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require.

(b)                                 The obligation of the Lender to make any Loan (including the initial Loan) is subject to the conditions precedent that no Event of Default (as defined below) shall be continuing or would result from the making of such Loan and that the representations and warranties of the Borrower contained in Paragraph 7 shall be true and correct on and as of the date of such Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.  Each request for a Loan submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in this Paragraph 6(b) have been satisfied on and as of the date of the applicable Loan.

7.                                      Representation and Warranties.  The Borrower represents and warrants to the Lender, as of the date hereof and as of the date of incurrence of each Loan hereunder, that:

(a)                                 Existence and Qualification; Power; Compliance with Laws.  It (i) is a corporation duly organized or formed, validly existing and in good standing under the laws of the state of its organization or formation, (ii) has the power and authority and the legal right to (A) own and operate its properties, to lease the properties it operates and to conduct its business and (B) execute, deliver and perform its obligations hereunder, (iii) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (iv) is in compliance with all laws, except in each case referred to in clause (ii)(A), clause (iii) or clause (iv), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Authorization; Enforceable Obligations; No Contravention.  The execution, delivery and performance of this Note by the Borrower have been duly authorized by all necessary action, and this Note is and will be a legal, valid and binding obligation of the Borrower, enforceable in accordance with its respective terms.  The execution, delivery and performance of this Note are not in contravention of law or of the terms of the Borrower’s organic documents in any material respect and will not result in the breach of or constitute a default under, or result in the creation of a lien under, any material indenture, agreement or undertaking to which the Borrower is a party.

(c)                                  No Material Adverse Effect.  Since December 31, 2012, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

(d)                                 No Material Litigation.  Except as disclosed prior to the date hereof, no litigation or governmental proceeding is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

(e)                                  No Default.  No Default has occurred and is continuing.

(f)                                   Use of Proceeds.  The proceeds of the Loans will be used solely for general corporate purposes and in accordance with requirements of law, and will not be used, directly or indirectly, immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock.

(g)                                  Full Disclosure.  No statement made by the Borrower to the Lender in this Note or any other document, certificate or written statement furnished by the Borrower to the Lender (as modified or supplemented by other information so furnished), for use in connection with this Note or in connection with any Loan, contained as of the date furnished, when taken as a whole, any untrue statement of a material fact or omitted a material fact necessary to make the statement contained herein or therein, in light of the circumstances under which such statement was furnished, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by management of the Borrower to be reasonable at the time made, it being understood that such projected financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

(h)                                 Investment Company Act.  Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.                                      Covenants.  (a) So long as principal of and interest on any Loan or any other amount payable hereunder remains unpaid or unsatisfied, the Borrower shall, and shall cause each Subsidiary to:

(i)                                     Preserve and maintain all of its rights, privileges, and franchises necessary or desirable in the normal conduct of its business except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(ii)                                  Comply with the requirements of all applicable laws, rules, regulations, and orders of governmental authorities except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(iii)                               Pay and discharge when due all material taxes, assessments, and governmental charges or levies imposed on it or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

(iv)                              Maintain all of its properties material to the operation of its business in good working order and condition ordinary wear and tear excepted, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted; provided, however, that nothing in this subparagraph (iv) shall prevent the Borrower or any Subsidiary from discontinuing the operation or maintenance of any of such properties if such discontinuance is not materially adverse to the Lender and, in the judgment of the Borrower or such Subsidiary, is desirable in the conduct of its business;

(v)                                 Permit representatives of the Lender, during normal business hours upon reasonable advance notice to the Borrower, to examine, copy, and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, directors, and accountants, subject to any confidentiality restrictions to which the Borrower or any of its Subsidiaries is subject; provided that, excluding any such visits and inspections during the continuation of an Event of Default, the Lender may not exercise such rights more often than once during any calendar year absent the existence of an Event of Default; and

(vi)                              Promptly deliver to the Lender information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries as the Lender may reasonably request from time to time.

(b)                                 So long as principal of and interest on any Loan or any other amount payable hereunder remains unpaid or unsatisfied , the Borrower shall not, and shall not permit any Subsidiary to, merge or consolidate with or into any Person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution, or sell all or substantially all of its assets, except, that so long as no Default exists or would result therefrom:

(i)                                     any Subsidiary may merge with (A) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (B) with any one or more Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary that is not a wholly-owned Subsidiary, the continuing or surviving Person shall be a wholly-owned Subsidiary; and

(ii)                                  any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or to another Subsidiary; provided that if a wholly-owned Subsidiary sells its assets to another Subsidiary then the purchaser must be a wholly-owned Subsidiary.

9.                                      Events of Default.  The occurrence of any of the following events (each, an “Event of Default”) shall, at the option of the holder of this Note, make all sums of interest and principal of this Note immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

(a)                                 The Borrower fails to pay any principal of any Loan as and on the date when due; or

(b)                                 The Borrower fails to pay any interest on any Loan, or any commitment fee due hereunder, or any portion thereof, within three Business Days after the date when due; or the Borrower fails to pay any other fee or amount payable to the Lender hereunder, or any portion thereof, within five days after the date due; or

(c)                                  The Borrower fails to perform or observe in any material respect (i) any term, covenant or agreement contained in subparagraph (b) of Paragraph 8, or (ii) any term, covenant or agreed contained in subparagraph (a)(i) through (vi) of Paragraph 8 if such failure shall remain unremedied for 15 days; or

(d)                                 Any representation or warranty made or deemed made by the Borrower herein or in any certificate, document or other statement delivered by it in connection herewith shall be incorrect or misleading when made or deemed made; or

(e)                                  The Borrower or any of its Subsidiaries (i) fails to make any payment in respect of any indebtedness (other than indebtedness hereunder) or guaranty obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) in excess of $25,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (ii) fails to observe or perform any other agreement or condition relating to any such indebtedness or guaranty obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such guaranty obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such indebtedness to be demanded or become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such indebtedness to be made, prior to its stated maturity, or such guaranty obligation to become payable or cash collateral in respect thereof to be demanded; or

(f)                                   The Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Borrower or such Subsidiary and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to the Borrower or any Subsidiary or to all or any material part of the Borrower’s or such Subsidiary’s property is instituted without the consent of the Borrower or such Subsidiary and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)                                  This Note, at any time after its execution and delivery and for any reason other than the agreement of the Lender or satisfaction in full of all the indebtedness hereunder, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or Borrower denies that it has any or further liability or obligation under this Note, or purports to revoke, terminate or rescind this Note.

Upon the occurrence of an Event of Default, the Lender may declare the Commitment to be terminated, whereupon the Commitment shall be terminated, and/or declare all sums outstanding hereunder,

including all interest thereon, to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States of America, the Commitment shall automatically terminate, and all sums outstanding hereunder, including all interest thereon, shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.

10.                               Miscellaneous.

(a)                                 All references herein to any time of day shall mean the local (standard or daylight, as in effect) time of New York.

(b)                                 The Borrower shall reimburse or compensate the Lender, within 30 days after demand, for all out-of-pocket costs incurred, losses suffered or payments made by the Lender which are incurred  in connection with the transactions contemplated herein.

(c)                                  No amendment or waiver of any provision of this Note and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such amendment, waiver or consent shall be in writing and signed by a duly authorized officer of the Lender, and any such amendment, waiver or consent shall then be effective only for the period and on the conditions and for the specific instance specified in such writing.  No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or privilege.

(d)                                 (i) Except as otherwise expressly provided herein, notices and other communications to each party provided for herein shall be in writing (which includes electronic mail (i.e., “email”) or telecopy) and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the address set forth on the signature page hereof or as provided from time to time by such party.  Any such notice or other communication sent by overnight courier service, mail or telecopy shall be effective on the earlier of actual receipt and if sent by (A) overnight courier service, the scheduled delivery date, (B) mail, the fourth Business Day after deposit in the U.S. mail first class postage prepaid, (C) telecopy, when transmission in legible form is complete (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (D) electronic mail shall be deemed to be effective as provided in subparagraph (ii) below.  All notices and other communications sent by the other means listed in the first sentence of this paragraph shall be effective upon receipt.  Notwithstanding anything to the contrary contained herein, all notices (by whatever means) to the Lender pursuant to Paragraph 3 hereof shall be effective only upon receipt (which, in the case of email notices, shall be deemed received as provided in subparagraph (ii) below).  Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in writing by such person for such purpose, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.  The Lender shall be entitled to rely and act upon any notices (including telephonic notices of borrowings, conversions and continuations) purportedly given by or on behalf of the Borrower even if (x) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (y) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify each Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by such person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other communications with the Lender may be recorded by the Lender, and the Borrower hereby consents to such recording.

(ii)                                  Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), but if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(e)                                  This Note shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights and obligations hereunder.  The Lender may at any time (i) assign all or any part of its rights and obligations hereunder to any other Person with the consent of the Borrower, such consent not to be unreasonably withheld, provided that no such consent shall be required if the assignment is to an affiliate of the Lender or if a Default exists, and (ii) grant to any other Person participating interests in all or part of its rights and obligations hereunder without notice to the Borrower.  The Borrower agrees to execute any documents reasonably requested by the Lender in connection with any such assignment.  All information provided by or on behalf of the Borrower to the Lender or its affiliates may be furnished by the Lender to its affiliates and to any actual or proposed assignee or participant, subject to compliance with the confidentiality provisions set forth in subparagraph (h) of this Paragraph 10.

(f)                                   The Borrower shall pay the Lender, on demand, all reasonable out-of-pocket expenses and legal fees (including the reasonable allocated costs for in-house legal services) incurred by the Lender in connection with the enforcement of this Note or any instruments or agreements executed in connection herewith.

(g)                                  The Borrower shall indemnify and hold harmless the Lender, its affiliates, and their respective partners, directors, officers, employees, agents and advisors (collectively the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Note or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, or (y) result from a claim brought by the Borrower against the Lender for breach in bad faith of the Lender’s obligations hereunder, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Note or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Note or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.  The agreements in this paragraph shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all the other obligations and liabilities of the Borrower hereunder.  All amounts due under this paragraph shall be payable within ten Business Days after demand therefor.

(h)                                 The Lender agrees to maintain the confidentiality of Confidential Information (as defined below), except that Confidential Information may be disclosed (i) to its affiliates and its and their respective employees, officers, directors, agents, legal counsel, accountants, auditors and other representatives and advisors (collectively, its “Representatives”) (it being understood that such Representatives will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Note or the enforcement of rights hereunder or thereunder, (vi) with the consent of the Borrower or (vii) to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this subparagraph or (y) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower.  For purposes of this subparagraph, “Confidential Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.

(i)                                     If any provision of this Note is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Note shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(j)                                    This Note may be executed in one or more counterparts, and each counterpart, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

(k)                                 THIS NOTE IS GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  THE BORROWER AND THE LENDER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT AND EACH STATE COURT IN THE CITY OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT

OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.  THE BORROWER AND THE LENDER EACH IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO  SUCH PARTY AT ITS ADDRESS SET FORTH BENEATH ITS SIGNATURE HERETO.  THE BORROWER AND THE LENDER EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(l)                                     THE BORROWER AND THE LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(m)                             THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

NEW AMEREN ENERGY RESOURCES, LLC

By:	/s/ Christopher Robinson
Name:	Christopher Robinson
Title:	Vice President and Treasurer

U.S. Taxpayer ID Number:

Notices:

New Ameren Energy Resources, LLC

601 Travis, Suite 1400

Houston, Texas 77002

Attn: General Counsel

Facsimile: 713-507-6588

Agreed:

DYNEGY INC.

By:	/s/ Clint C. Freeland
Name:	Clint C. Freeland
Title:	Executive Vice President and Chief Financial Officer

Notices:	Borrowing Notices:

Dynegy Inc.	Dynegy Inc.
601 Travis, Suite 1400	601 Travis, Suite 1400
Houston, Texas 77002	Houston, Texas 77002
Attn: Treasury Department	Attn: Treasury Department
Facsimile: 713-767-6636	Facsimile: 713-767-6636

EXHIBIT A

DEFINITIONS

Business Day:

Any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York or the state where the Lender’s lending office is located.

Debtor Relief Laws:

The Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

Default:	Any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
Dollars:	Lawful currency of the United States of America.
Material Adverse Effect:

(a) A material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower to perform its obligations under this Note; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of this Note.

Person:

An individual, corporation, partnership, association, limited liability company, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Subsidiary:

With respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” refer to a Subsidiary or Subsidiaries of the Borrower.

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EXHIBIT B

FORM OF LOAN REQUEST

Date:                        ,

To:                             Dynegy Inc.

Ladies and Gentlemen:

Reference is made to that certain Revolving Promissory Note, dated December 2, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Note;” the terms defined therein being used herein as therein defined), made by Ameren Energy Marketing Company (the “Borrower”), in favor of Dynegy Inc. (the “Lender”).

The undersigned hereby requests a Loan on [          ] (a Business Day) in the amount of $[   ].

The Loan, requested herein complies with the second sentence of Paragraph 6(b) of the Note.

NEW AMEREN ENERGY RESOURCES, LLC

By:
Name:
Title:

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